EXHIBIT 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER U-	UNITS

     SEE REVERSE FOR
           CERTAIN
        DEFINITIONS

NEW YORK RESIDENTIAL, INC.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (the “Shares”), of NEW YORK RESIDENTIAL, INC., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) Share for $.75 per share (subject to adjustment). Each Warrant will become exercisable on the Company’s completion of its initial property acquisition and __________ __, 2009 (one year from the date of the prospectus), and will expire on ________ __, 2012 (four years from the date of the prospectus), or earlier upon redemption (the “Expiration Date”). The Shares and Warrants comprising the Units represented by this certificate will trade separately on                     . The terms of the Warrants are governed by a Transfer Agent and Warrant Agreement, dated as of                     , 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Transfer Agent and Warrant Agreement are on file at the office of the Warrant Agent at [                    ], and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

NEW YORK RESIDENTIAL, INC.

CORPORATE
SEAL
2008

DELAWARE

NEW YORK RESIDENTIAL, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	_________ Custodian ___________________
(Cust) (Minor)
under Uniform Gifts to Minors Act__________________________________
(State)

Additional Abbreviations may also be used though not in the above list.

                For value received                                                              , hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
_____________________________
_____________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                    Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                 Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:	_________________________________________________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
_____________________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).